EXHIBIT 1
                             Joint Filing Agreement

         This will confirm the agreement by MCT Investors, L.P., MedCom Development Corporation and Donald R. DePriest (collectively the "Reporting Persons") in connection with that certain Schedule 13G Amendment to be filed on or before February 14, 1998 with respect to the Class A common stock, par value $.01 (the "Common Stock"), of American Telecasting, Inc. (the "Company") pertaining to the beneficial ownership by the Reporting Persons of shares of such Common Stock. The undersigned hereby agree as follows with respect to such filing on Schedule 13G:

                  (i) No Reporting Person nor any affiliate of any Reporting Person makes any representation with respect to, nor bears any responsibility for, any of the information set forth with respect to any other "person" for whom or which information is included in such Schedule 13G.

                  (ii) Subject to paragraph (i) above, the undersigned hereby confirm the agreement by and among each of them that the Schedule 13G is being filed on behalf of each of the parties named below.

Dated:    February 8, 1999

                                              MCT INVESTORS, L.P.

                                              By: MedCom Development Corporation
                                                  its General Partner

                                                  By: /s/ Donald R. DePriest
                                                      ______________________
                                                      Donald R. DePriest,
                                                      its President


                                              MEDCOM DEVELOPMENT CORPORATION

                                              By:  /s/ Donald R. DePriest
                                                   _________________________
                                                   Donald R. DePriest,
                                                   its President


                                              DONALD R. DEPRIEST

                                              /s/ Donald R. DePriest
                                              ----------------------------